UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026

PRESIDIO PRODUCTION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-43179	39-3528250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. 7th Street Suite 1500 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(800) 461-1604
(Registrant’s telephone number, including area code)

Presidio PubCo Inc.

1090 Center Drive

Park City, UT 84098
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	FTW	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FTW WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K (the “Initial Report”) is being filed to amend and restate the disclosures set forth in the Initial Report to update the number of Presidio Warrants (as defined below) issued and outstanding following the completion of the Business Combination (as defined below), and supersedes and replaces the content of the Initial Report in its entirety. Following the completion of the Business Combination, there were 11,887,469 Presidio Warrants issued and outstanding.

Introductory Note

Unless the context otherwise requires, in this Current Report on Form 8-K, the “registrant,” the “Company,” “we,” “us” and “our” refer to Presidio Production Company and, where appropriate, its subsidiaries.

On March 4, 2026 (the “Closing Date”), Presidio Production Company (f/k/a Presidio PubCo Inc.), a Delaware corporation (the “Company” or “Presidio”), consummated the previously announced business combination (the “Closing”) pursuant to the Business Combination Agreement, dated August 5, 2025 (the “Business Combination Agreement”), by and among EQV Ventures Acquisition Corp., a Cayman Islands exempted company (“EQV”), the Company, Prometheus PubCo Merger Sub Inc., a Delaware corporation a (“EQV Merger Sub”), Prometheus Holdings LLC, a Delaware limited liability company (“EQV Holdings”), Prometheus Merger Sub LLC, a Delaware limited liability company (“Presidio Merger Sub”), and Presidio Investment Holdings LLC, a Delaware limited liability company (“PIH”). The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “Business Combination.” The Business Combination Agreement and related transactions were approved at an extraordinary general meeting of EQV’s shareholders held on February 27, 2026 (the “Extraordinary General Meeting”).

Pursuant to the Business Combination Agreement, on the Closing Date,

(i)	EQV changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and registering by way of continuation and domesticating as a corporation incorporated under the laws of the State of Delaware, upon which (i) each then issued and outstanding Class A ordinary share of EQV, par value $0.0001 per share (the “Class A Shares”), held by the public (the “Public Class A Shares”) was automatically converted, on a one-for-one basis, into a share of Class A common stock, par value $0.0001 per share, of EQV (the “Presidio Midco Class A Common Stock”), (ii) each then issued and outstanding Class B ordinary share of EQV, par value $0.0001 per share (the “Class B Shares”) was automatically converted, on a one-for-one basis, into a share of Class B common stock, par value $0.0001 per share, of EQV (the “Presidio Midco Class B Common Stock” and, together with the Presidio Midco Class A Common Stock, the “Presidio Midco Common Stock”), (iii) each then issued and outstanding warrant to purchase one Class A Share at a price of $11.50 per share (the “EQV Warrants”) held by the public (the “EQV Public Warrants”) was automatically converted, on a one-for-one basis, into a whole warrant exercisable for one share of Presidio Midco Class A Common Stock at a price of $11.50 per share (the “Presidio Midco Warrants”), (iv) each then issued and outstanding unit (the “EQV Units”) held by the public (the “EQV Public Units”), each consisting of one Public Class A Share and one-third of one EQV Public Warrant, and each then issued and outstanding EQV Unit held by EQV Ventures Sponsor LLC, a Delaware limited liability company (the “Sponsor”) and BTIG, LLC, the underwriter in EQV’s initial public offering (the “EQV Private Units”), each consisting of one Class A Share and one third of one EQV Warrant (the “EQV Private Warrants”), was cancelled and each holder of EQV Units became entitled to receive one share of Presidio Midco Class A Common Stock and one-third of one Presidio Midco Warrant, and (v) the name of EQV changed from “EQV Ventures Acquisition Corp.” to “Presidio MidCo Inc.” (the “Domestication”); and

(ii)	following the Domestication, EQV Merger Sub merged with and into EQV (the “Merger”), with EQV surviving the Merger as a wholly owned subsidiary of the Company (the “EQV Surviving Subsidiary”), and pursuant to which (i) each then issued and outstanding share of Presidio Midco Common Stock was automatically converted, on a one for one basis, into shares of Class A common stock, par value $0.0001 per share, of the Company (the “Presidio Class A Common Stock”), (ii) each then issued and outstanding Presidio Midco Warrant was automatically converted, on a one-for-one basis, into a whole warrant exercisable for one share of Presidio Class A Common Stock at a price of $11.50 per share (the “Presidio Warrants”) and (iii) the Company changed its name to “Presidio Production Company” and received a managing member interest in EQV Holdings. Following the Merger, Presidio Merger Sub merged with and into PIH, with PIH as the surviving company in the Merger, all on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law.

On the Closing Date, (i) the Company contributed to EQV Surviving Subsidiary all of its assets and liabilities (excluding its interest in EQV Surviving Subsidiary), (ii) in exchange therefor, EQV Surviving Subsidiary issued to the Company (a) 27,652,068 common shares of EQV Surviving Subsidiary (“EQV Surviving Subsidiary Common Shares”), which is equal to the number of total shares of Presidio Class A Common Stock issued and outstanding immediately after the Closing, (b) 125,000 Class A preferred shares of EQV Surviving Subsidiary (the “EQV Surviving Subsidiary Preferred Shares”), which is equal to the number of the Company’s Series A perpetual preferred shares, each having a stated value of $1,000 per preferred share (the “Series A Preferred Shares”), outstanding and (c) 11,887,469 warrants to purchase EQV Surviving Subsidiary Common Shares, which is equal to the number of the Presidio Warrants outstanding immediately after the Closing, (iii) EQV Surviving Subsidiary then contributed to EQV Holdings all of its assets and liabilities (excluding its interests in EQV Holdings and the shares redeemed), including cash held by EQV Surviving Subsidiary, and (iv) in exchange therefor, EQV Holdings issued to EQV Surviving Subsidiary (a) 27,652,068 common units of EQV Holdings (“EQV Holdings Common Units”), equal to the number of total shares of Presidio Class A Common Stock issued and outstanding immediately after the Closing, (b) 125,000 Class A preferred units of EQV Holdings, which is equal to the number of EQV Surviving Subsidiary Preferred Shares outstanding and (c) 11,887,469 warrants to purchase EQV Holdings Common Units, which is equal to the number of Presidio Warrants outstanding immediately after the Closing.

Also on the Closing Date, the Company acquired all of the issued and outstanding equity interests of EQV Resources LLC, a Delaware limited liability company (“EQVR”), via merger (the “EQVR Merger”) pursuant to, and upon the terms and subject to the conditions set forth in, the agreement and plan of merger, dated as of August 5, 2025, by and among EQV, the Company, EQVR Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“EQVR Merger Sub”), EQVR, EQV Resources Intermediate LLC, a Delaware limited liability company (“EQVR Intermediate”) and PIH (the “EQVR Merger Agreement”).

Holders of EQV Holdings Common Units (other than the Company) have the right (an “exchange right”), subject to certain limitations, to exchange interests of the Company (each interest consisting of one EQV Holdings Common Unit and one share of Class B common stock, par value $0.0001 per share) (the “Presidio Class B Common Stock”), of the Company (the “Company Interests”) for, at the Company’s option, (i) shares of Presidio Class A Common Stock on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, or (ii) a corresponding amount of cash. The Company’s decision to make a cash payment or issue shares upon an exercise of an exchange right will be made by the Company’s independent directors.

Holders of EQV Holdings Common Units (other than the Company) are generally permitted to exercise the exchange right on a quarterly basis, subject to certain de minimis allowances. In addition, additional exchanges may occur in connection with certain specified events, and any exchanges involving more than a specified number of EQV Holdings Common Units (subject to the Company’s discretion to permit exchanges of a lower number of Company Interests) may occur at any time with advanced notice. The exchange rights are subject to certain limitations and restrictions intended to reduce the administrative burden of exchanges upon the Company and ensure that EQV Holdings will continue to be treated as a partnership for U.S. federal income tax purposes.

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV and the Company entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors subscribed for and purchased an aggregate of 8,750,000 shares of Presidio Class A Common Stock issued by the Company following the Domestication for a purchase price of $10.00 per share, on the terms and subject to the conditions set forth therein (the “PIPE Financing”). Each Subscription Agreement contains customary representations and warranties of EQV and the Company, on the one hand, and the PIPE Investor, on the other hand. At the Closing, the Company issued an aggregate of 8,750,000 shares of Presidio Class A Common Stock to the PIPE Investors.

Concurrently with the execution of the Business Combination Agreement, on August 5, 2025, EQV, the Company and PIH entered into a Series A Preferred Securities Purchase Agreement (the “Series A Securities Purchase Agreement”) with certain investors (the “Series A Preferred Investors”), pursuant to which the Series A Preferred Investors purchased in a private placement from the Company an aggregate of 125,000 Series A Preferred Shares and warrants to purchase 937,500 shares of Presidio Class A Common Stock with an exercise price of $0.01 per warrant (the “Preferred Investor Warrants”) for a cash purchase price of $123,750,000 (net of all applicable original issue discounts) (the “Series A Preferred Financing”). The Series A Preferred Shares have the rights, preferences, and privileges set forth in the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Preferred Stock (the “Series A Certificate of Designation”), and certain holders of the Series A Preferred Shares have certain rights pursuant to the agreement between certain Series A Preferred Investors and the Company entered into at the Closing (the “Series A Preferred Stockholders’ Agreement”).

At the Closing, each Series A Preferred Investor received Series A Preferred Shares and Preferred Investor Warrants to purchase a specified number of shares of Presidio Class A Common Stock, as set forth in the Series A Securities Purchase Agreement. In addition, the Company entered into the Series A Preferred Stockholders’ Agreement with certain Series A Preferred Investors at the Closing. The Preferred Investor Warrants have an exercise price of $0.01, subject to adjustment as provided therein, and may be exercised for cash or on a cashless basis. The Preferred Investor Warrants will become exercisable in two tranches, with 50% exercisable six months following the Closing and 50% exercisable 12 months following the Closing, and have a term of exercise equal to five years from the applicable exercise date, as provided further in the Preferred Investor Warrants. The Company shall use commercially reasonable efforts to file a resale registration statement within 45 days following the Closing to register the Presidio Class A Common Stock underlying the Preferred Investor Warrants, subject to certain conditions.

The Series A Securities Purchase Agreement contains customary representations and warranties by EQV, PIH, and the Series A Preferred Investors, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series A Preferred Shares and Preferred Investor Warrants. In addition, subject to certain conditions, so long as any Series A Preferred Shares remain outstanding, the Series A Certificate of Designation will provide holders of a majority of the then issued and outstanding Series A Preferred Shares the right to elect one Series A Director (as defined therein) and, in certain circumstances, two additional Preferred Stock Directors (as defined therein).

In connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, EQV Holdings, PIH, certain existing investors and certain unitholders of PIH (the “PIH Rollover Holders”) entered into those certain rollover agreements, dated as of August 5, 2025 (each, a “Rollover Agreement”, and collectively, the “Rollover Agreements”), pursuant to which the Class A ParentCo Rollover Units (as defined in the Rollover Agreement) of such PIH Rollover Holders converted into the right to receive a number of EQV Holdings Common Units and a number of shares of Presidio Class B Common Stock at par value (the “Rollovers”). In addition, in connection with the Business Combination, contemporaneously with the execution and delivery of the Business Combination Agreement, EQV, the Company, the Sponsor, certain PIH Rollover Holders and certain PIPE Investors party thereto entered into Securities Contribution and Transfer Agreements (the “Securities Contribution and Transfer Agreements”) in order to reflect the intended ownership interests of the shareholders of the Company following the Business Combination. Pursuant to and subject to the terms and conditions of the Securities Contribution and Transfer Agreements, (i) Sponsor agreed to contribute 562,746 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 562,746 shares of Presidio Class A Common Stock (or securities convertible into Presidio Class A Common Stock) to the PIH Rollover Holders (the “PIH Rollover Share Contributions”) and (ii) Sponsor agreed to contribute 565,217 Class B Shares to EQV as a contribution to capital at Closing and, in exchange, Presidio agreed to issue 565,217 shares of Presidio Class A Common Stock to such PIPE Investors (the “PIPE Share Contributions”).

In connection with the Extraordinary General Meeting, on February 23, 2026, EQV and the Sponsor entered into a non-redemption agreement (the “Non-Redemption Agreement”) with Fort Baker Capital Management LP (“Fort Baker”), pursuant to which Fort Baker agreed not to redeem (or to validly rescind any redemption requests on) up to 751,880 Class A Shares in connection with the Extraordinary General Meeting. In exchange for the foregoing commitment not to redeem such Class A Shares of EQV, the Sponsor agreed to assign to Fort Baker, for no additional consideration, up to 117,686 Class A Shares. Fort Baker reversed redemption on the maximum number of shares provided for by the Non-Redemption Agreement and the Sponsor assigned the maximum number of Class A Shares provided for by the Non-Redemption Agreement. The Non-Redemption Agreement increased the amount of funds remaining in EQV’s trust account following the Extraordinary General Meeting relative to the amount of funds that would have been expected to be remaining in the trust account following the Extraordinary General Meeting had the Non-Redemption Agreement not been entered into and the Class A Shares subject to such agreements had been redeemed.

In connection with the Business Combination, on February 23, 2026, EQV, Presidio and PIH entered into a Series B Preferred Securities Purchase Agreement (the “Series B Securities Purchase Agreement”) with Adage Capital Partners, L.P. (the “Series B Preferred Investor”), pursuant to which, immediately prior to or substantially concurrently with the Closing, the Series B Preferred Investor purchased in a private placement from Presidio an aggregate of 27,173 shares of Series B Perpetual Participating Convertible Preferred Stock of Presidio PubCo Inc., par value $0.0001 per share (the “Series B Preferred Shares”), with each Series B Preferred Share convertible into 100 shares of Presidio Class A Common Stock and entitled to participate in dividends declared on shares of Presidio Class A Common Stock on an as-converted basis, for an aggregate cash purchase price of $25,000,000 (the “Series B Preferred Financing”). The Series B Preferred Shares have the rights, preferences, and privileges set forth in Presidio’s Certificate of Designation of Preferences, Rights and Limitations of Series B Perpetual Participating Convertible Preferred Stock (the “Series B Certificate of Designation”).

The Series B Securities Purchase Agreement contains customary representations and warranties by EQV, Presidio, PIH, and the Series B Preferred Investor, including with respect to organization, authority, enforceability, compliance with laws, absence of conflicts, and the validity of the Series B Preferred Shares issued. Presidio shall use commercially reasonable efforts to register the Presidio Class A Common Stock issuable upon conversion of the Series B Preferred Shares on a resale registration statement within 45 days following the Closing.

The Public Class A Shares, EQV Public Warrants and EQV Public Units were listed on the New York Stock Exchange (the “NYSE”) under the symbols “FTW,” “FTW WS” and “FTW U,” respectively, and were voluntarily delisted from the NYSE on March 5, 2026, in connection with the Closing. The Presidio Class A Common Stock and Presidio Warrants commenced trading on the NYSE under the symbols “FTW” and “FTW WS,” respectively, on March 5, 2026. As of the Closing Date, the Company is organized in an “Up-C” structure, such that the Company and the subsidiaries of the Company hold and operate substantially all of the assets and business of PIH, and the Company is a publicly listed holding company that holds equity interests in PIH.

A description of the Business Combination and the terms of the Business Combination Agreement are included in the final prospectus and definitive proxy statement filed with the U.S Securities and Exchange Commission (the “SEC”), dated January 30, 2026 (the “Proxy Statement/Prospectus”) in the section entitled “The Business Combination Proposal” beginning on page 92.

The foregoing description of the Business Combination, the EQVR Merger, the PIPE Financing, the Series A Preferred Financing, the Rollovers, the PIH Rollover Share Contributions, the PIPE Share Contributions, the Non-Redemption Agreement and the Series B Preferred Financing does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, the EQVR Merger Agreement, the form of Subscription Agreement, the Series A Securities Purchase Agreement, the Series A Certificate of Designation, the Series A Preferred Stockholders’ Agreement, the form of Rollover Agreement (Rollover Members), the form of Rollover Agreement (Rollover Investors), the form of Securities Contribution and Transfer Agreement (PIPE Investors), the form of Securities Contribution and Transfer Agreement (PIH Rollover Members), the Non-Redemption Agreement, the Series B Securities Purchase Agreement and the Series B Certificate of Designation, the copies of which are filed hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 3.4, 10.4, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15 and 3.5, respectively.

Item 1.01 Entry into a Material Definitive Agreement.

Registration and Stockholders’ Rights Agreement

On the Closing Date, in connection with the Business Combination, EQVR Intermediate, certain equityholders of PIH, certain members of the Company’s management and the Sponsor (collectively, the “Registration Rights Parties”), EQV, EQV Holdings, and the Company entered into a registration and stockholders’ rights agreement (the “Registration and Stockholders’ Rights Agreement”). Under the Registration and Stockholders’ Rights Agreement, the Sponsor or its permitted transferees have the right to designate two directors so long as they own in the aggregate greater than 20% of the Company’s common equity, and one director so long as they own in the aggregate greater than 10% of the Company’s common equity.

Pursuant to the terms of the Registration and Stockholders’ Rights Agreement, the Registration Rights Parties, and each of their permitted transferees, were granted certain customary registration rights, including demand and piggyback rights. In addition, certain of the Registration Rights Parties agreed, subject to the terms provided therein, that each such party will not transfer any of its registrable securities under the Registration and Stockholders’ Rights Agreement for a period ending 180 days after the Closing.

The foregoing description of the Registration and Stockholders’ Rights Agreement is qualified in its entirety by reference to the Registration and Stockholders’ Rights Agreement, a copy of which is attached as Exhibit 10.16 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement

On the Closing Date, in connection with the Business Combination, EQV Holdings’ existing limited liability company agreement was amended and restated (the “A&R LLC Agreement”) to, among other things, provide its equityholders with the right to redeem their units of EQV Holdings for Presidio Class A Common Stock or, at the Company’s option, cash, in each case, subject to certain restrictions set forth therein.

The foregoing description of the A&R LLC Agreement is qualified in its entirety by reference to the A&R LLCA, which is attached as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Agreement Assignment, Assumption and Amendment

On the Closing Date, the Company entered into the Assignment, Assumption and Amendment Agreement (the “Warrant Agreement Amendment and Assignment”), by and among the Company, EQV and Continental Stock Transfer & Trust Company (“Continental”). The Warrant Agreement Amendment and Assignment assigned the existing Warrant Agreement, dated August 6, 2024, by and between EQV and Continental (the “Existing Warrant Agreement”) to the Company, and the Company agreed to perform all applicable obligations under such agreement.

Pursuant to the Warrant Agreement Amendment and Assignment, EQV assigned all its rights, title and interest in the Existing Warrant Agreement to the Company and all references to warrants of EQV as contemplated under the Existing Warrant Agreement will be replaced with references to Presidio Warrants, which are exercisable for shares of Presidio Class A Common Stock on the same terms that were in effect prior to the Closing under the terms of the Existing Warrant Agreement, except as described in the Warrant Agreement Amendment and Assignment.

The foregoing description of the Existing Warrant Agreement and the Warrant Agreement Amendment and Assignment is a summary only and is qualified in its entirety by reference to the Existing Warrant Agreement and the Warrant Agreement Amendment and Assignment, copies of which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Secured Revolving Credit Facility

On March 4, 2026, Presidio Borrower LLC, a wholly owned subsidiary of the Company (“Presidio Borrower”), entered into a senior secured revolving credit agreement (the “Credit Agreement”) among Presidio Borrower, as borrower, Citizens Bank, N.A., as administrative agent, and the lenders from time to time party thereto. The Credit Agreement provides for, as of the closing date of the Credit Agreement, aggregate commitments of $65.0 million, an initial borrowing base of $65.0 million and aggregate maximum credit amounts of $500.0 million. The borrowing base under the Credit Agreement is scheduled to be redetermined semiannually on or about May 1 and November 1 of each calendar year, commencing on or about May 1, 2026, and is subject to additional adjustments from time to time pursuant to the provisions of the Credit Agreement, including for certain asset sales and the elimination or reduction of hedge positions. Additionally, each of Presidio Borrower and the Required Lenders (as defined in the Credit Agreement) may request one unscheduled redetermination of the borrowing base between each scheduled redetermination. The amount of the borrowing base is determined by the lenders in their sole discretion and consistent with the oil and gas lending criteria of the lenders at the time of the relevant redetermination. The amount Presidio Borrower is able to borrow under the Credit Agreement is subject to compliance with the financial covenants, satisfaction of various conditions precedent to borrowing and other provisions of the Credit Agreement. The Credit Agreement has a scheduled maturity of four years from the effective date thereof.

The Credit Agreement is guaranteed by the restricted subsidiaries of Presidio Borrower and is secured by first priority mortgages and security interest in substantially all assets of Presidio Borrower and its restricted subsidiaries.

Borrowings under the Credit Agreement may be base rate loans or SOFR loans. Interest is payable quarterly for base rate loans and at the end of the applicable interest period for SOFR loans. SOFR loans bear interest at Term SOFR plus an applicable margin ranging from 300 to 400 basis points, depending on the percentage of the borrowing base utilized. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the prime rate announced by Citizens Bank, N.A. or its parent; (ii) the federal funds effective rate plus 50 basis points; and (iii) the Term SOFR rate for a one-month interest period plus 100 basis points, plus an applicable margin ranging from 200 to 300 basis points, depending on the percentage of the borrowing base utilized. Presidio Borrower also pays a commitment fee on unused elected commitment amounts under its facility of 50 basis points. Presidio Borrower may repay any amounts borrowed under the Credit Agreement prior to the maturity date without any premium or penalty (other than customary breakage costs).

The Credit Agreement also contains certain financial covenants, including the maintenance of the following financial ratios: (i) a current ratio, which is the ratio of Presidio Borrower’s consolidated current assets (including unused commitments under the Credit Agreement) to its consolidated current liabilities (excluding the current portion of long-term debt under the Credit Agreement), of not less than 1.00 to 1.00; and (ii) a total net leverage ratio, which is the ratio of Presidio Borrower’s Consolidated Total Net Indebtedness to Consolidated EBITDAX (each as defined in the Credit Agreement) for the prior four fiscal quarters (with Consolidated EBITDAX annualized in a customary manner for the first three quarterly reporting periods after the closing date of the Credit Agreement), of not greater than 3.00 to 1.00.

The Credit Agreement contains additional restrictive covenants that limit the ability of Presidio Borrower and its restricted subsidiaries to, among other things, incur additional indebtedness, incur additional liens, enter into mergers and acquisitions, make or declare dividends, repurchase or redeem junior debt, make investments and loans, engage in transactions with affiliates, sell assets and enter into certain hedging transactions. In addition, the Credit Agreement is subject to customary events of default, including a change in control. If an event of default occurs and is continuing, the administrative agent may or shall at the request of majority lenders accelerate any amounts outstanding and terminate lender commitments.

The foregoing description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.16 and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements require the Company, among other things, to indemnify each such person against liabilities that may arise by reason of their status or service to the fullest extent permitted by law. These indemnification agreements also require the Company to advance all expenses incurred by such person in investigating or defending any such action, suit, or proceeding to the fullest extent permitted by law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is filed hereto as Exhibit 10.7 and incorporated herein by reference.

Series A Preferred Stockholders’ Agreement and Series A Certificate of Designation

On the Closing Date, in connection with the Series A Preferred Financing, the Company entered into the Series A Certificate of Designation to, among other things, outline the rights, preferences, and privileges of the Series A Preferred Shares. In addition, subject to certain conditions, the Series A Certificate of Designation provides that, so long as any Series A Preferred Shares remain outstanding, holders of a majority of the then issued and outstanding Series A Preferred Shares have the right to elect one Series A Director (as defined therein) and, in certain circumstances, two additional Preferred Stock Directors (as defined therein).

In addition, on the Closing Date, in connection with the Series A Preferred Financing, the Company and certain Series A Preferred Investors entered into the Series A Preferred Stockholders’ Agreement, where, among other things, the Series A Preferred Investors party thereto acquired Series A Preferred Shares pursuant to the Series A Securities Purchase Agreement and in connection with the Closing, and gained certain rights relating thereto.

The foregoing descriptions of the Series A Certificate of Designation and the Series A Preferred Stockholders’ Agreement are qualified in their entirety by reference to the Series A Certificate of Designation and the Series A Preferred Stockholders’ Agreement, which are attached as Exhibits 3.4 and 10.4, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 2.01.

As previously reported, at the Extraordinary General Meeting, EQV’s shareholders approved the Business Combination Agreement and the related transactions. On March 4, 2026, the parties to the Business Combination Agreement and the parties to the EQVR Merger Agreement completed the Business Combination and the EQVR Merger, respectively.

Prior to the Extraordinary General Meeting, holders of 33,581,540 Public Class A Shares properly exercised their right to have their Class A Shares redeemed for a pro rata portion of the aggregate amount on deposit in the trust account holding the proceeds from EQV’s initial public offering, less permitted withdrawals and income taxes payable, calculated as of two business days prior to the Closing. As a result, immediately prior to the Closing, such Class A Shares were redeemed for a cash price of approximately $10.63 per share for aggregate payments of approximately $357.1 million (the “public share redemptions”), resulting in approximately $15.1 million of cash remaining in the trust account following the public share redemptions.

As of the Closing Date, following the public share redemptions and the consummation of the Business Combination, the EQVR Merger, the PIPE Financing, the Series A Preferred Financing and the Series B Preferred Financing, there were (i) 27,652,068 shares of Presidio Class A Common Stock issued and outstanding, (ii) 125,000 Series A Preferred Shares issued and outstanding, (iii) 11,887,469 Presidio Warrants issued and outstanding (exercisable for 11,887,469 shares of Presidio Class A Common Stock) and (iv) 27,173 Series B Preferred Shares issued and outstanding. The Presidio Class A Common Stock and Presidio Warrants commenced trading on the NYSE under the symbols “FTW” and “FTW WS,” respectively, on March 5, 2026.

The material terms of the Business Combination are described in greater detail in the section of the Proxy Statement/Prospectus titled “The Business Combination Proposal—The Business Combination Agreement” beginning on page 92, which information is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as the Company was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. After the Closing, the Company became a holding company whose only assets consist of direct equity interests in EQV Surviving Subsidiary and indirect equity interests in EQV Holdings. The information provided below relates to the Company after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K, including the information incorporated herein by reference, that are not purely historical are forward-looking statements. These forward-looking statements include statements about the anticipated benefits of the Business Combination for the Company, the estimates and projections of financial condition, results of operations and earnings as well as the outlook and prospects of the Company, and also include statements related to the period following the Closing. In addition, any statements that refer to characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report on Form 8-K, including the information incorporated herein by reference, are based on the current expectations of the management of the Company and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of any such statement. There can be no assurance that future developments will be those that have been anticipated. The forward-looking statements contained in this Current Report on Form 8-K, including the information incorporated herein by reference, involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the Proxy Statement/Prospectus, including those under the section titled “Risk Factors,” and the following:

●	potential litigation that may be instituted against the Company or its respective directors or officers;

●	risks relating to the uncertainty of the projected financial information with respect to the Company;

●	the Company’s ability to manage future growth effectively;

●	the Company’s ability to utilize its net operating loss and tax credit carryforwards effectively;

●	the capital-intensive nature of the Company’s business model, which may require the Company to raise additional capital in the future;

●	changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities and the results of operations of the Company;

●	significant declines in prices for oil, natural gas, or natural gas liquids, which could (among other things) require downward adjustments to proved reserves and significant impairment charges;

●	changes in safety, health, environmental, tax, and other regulations or requirements (including those addressing air emissions, water management, or the impact of global climate change);

●	risks related to the Company’s ability to meet its projections;

●	the possibility of damage to the Company’s properties as a result of natural disasters;

●	the Company’s ability to comply with all applicable laws and regulations;

●	the impact of public perception of fossil fuel derived energy on the Company’s business;

●	any political or other disruptions in oil producing nations;

●	the impact of macroeconomic events, such as inflation, recessions or depressions and, wars or fears of war;

●	the Company’s ability to pay dividends;

●	the Company’s ability to replace its reserves through acquisitions;

●	the Company’s hedging strategy and results;

●	the timing and amount of the Company’s future production of oil, NGLs and natural gas; and

●	the Company’s decline rates of its oil and gas properties.

Reserve engineering is a method of estimating underground accumulations of crude oil, natural gas or NGLs that cannot be measured in an exact way. Crude oil, natural gas and NGL reserve engineering is not an exact science and requires subjective estimates of underground accumulations of crude oil, natural gas and NGLs and assumptions concerning future crude oil, natural gas and NGL prices, production levels, ultimate recoveries and operating and development costs. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of previous estimates. As a result, estimated quantities of proved reserves, projections of future production rates and the timing of development expenditures may turn out to be incorrect.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained in this Current Report on Form 8-K. Accordingly, you should not place undue reliance on these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company disclaims any obligation to update the forward-looking statements contained herein to reflect events or circumstances after the date of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events.

Business and Properties

Information About PIH is set forth in Exhibit 99.4 hereto and is incorporated herein by reference.

Information About EQVR is set forth in Exhibit 99.9 hereto and is incorporated herein by reference.

Following the Closing, the Company’s principal executive office is located at 500 West 7th Street, Suite 1500, Fort Worth, Texas 76102.

Our investor relations website is located at https://bypresidio.com/investors. We use our investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our investor relations website, in addition to following press releases, SEC filings and public conference calls and webcasts. We will also make available, free of charge, on our investor relations website under “SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. We also make available through our website other reports filed with or furnished to the SEC under the Exchange Act, including reports filed by our officers and directors under Section 16(a) of the Exchange Act. The SEC maintains a website (https://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We have included web addresses of the Company and the SEC as inactive textual references only. Except as specifically incorporated by reference into this Current Report on Form 8-K, information on such websites is not part of this Current Report on Form 8-K.

Risk Factors

A summary of the risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the sections titled “Risk Factor Summary” and “Risk Factors” beginning on pages 21 and 28, respectively, which are incorporated herein by reference.

Financial Information

The audited consolidated financial statements of PIH as of and for the years ended December 31, 2025 and 2024 and the related notes are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

The audited consolidated financial statements of EQV as of and for the years ended December 31, 2025 and 2024 and the related notes are filed herewith as Exhibit 99.5 and are incorporated herein by reference.

The audited financial statements of EQVR as of and for the years ended December 31, 2025 and 2024 and the related notes are filed herewith as Exhibit 99.7 and are incorporated herein by reference.

The audited consolidated financial statements of the Company as of December 31, 2025 and for the period from July 30, 2025 (Inception) through December 31, 2025 and the related notes are filed herewith as exhibit 99.10 and are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2025 is filed as Exhibit 99.1 and incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition

Management’s discussion and analysis of the financial condition and results of operations of PIH for the years ended December 31, 2025 and December 31, 2024 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operations of EQV for the years ended December 31, 2025 and December 31, 2024 is set forth in Exhibit 99.6 hereto and is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operations of EQVR for the years ended December 31, 2025 and December 31, 2024 is set forth in Exhibit 99.8 hereto and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of voting securities of the Company, which consist of Presidio Class A Common Stock and Presidio Class B Common Stock, as of the Closing Date, following the public share redemptions and the consummation of the PIPE Financing, the Series A Preferred Financing, the Series B Preferred Financing and the EQVR Merger, by:

●	each person known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants and certain other derivative securities that are currently exercisable or will become exercisable within 60 days. Shares subject to warrants that are currently exercisable or exercisable within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to community property laws and similar laws, the Company believes that all parties named in the table below have sole voting and investment power with respect to all shares of Presidio Class A Common Stock and Presidio Class B Common Stock beneficially owned by them.

Name of Beneficial Owners	Presidio Class A Common Stock		Presidio Class B Common Stock		Presidio Combined Voting Power
	Number	Percentage(1)	Number	Percentage	Number	Percentage
Five Percent Holders:
EQV Ventures Sponsor LLC(2)	7,820,292	28.1%	—	—	7,820,292	26.5%
EQV Resources Intermediate LLC(3)	3,422,260	12.4%	—	—	3,422,260	11.7%
NH Presidio Investments LLC(4)	1,717,391	6.2%	1,000,000	59.6%	2,717,391	9.3%
Directors and Executive Officers(5):
William Ulrich	1,157,068	4.2%	—	—	1,157,068	3.9%
Chris Hammack	694,241	2.5%	—	—	694,241	2.4%
John Brawley	140,353	*	—	—	140,353	*
Brett Barnes	462,827	1.7%	—	—	462,827	1.6%
Jerry Silvey(6)	—	—	—	—	—	—
Tyson Taylor(6)	—	—	—	—	—	—
Daniel C. Herz	—	—	—	—	—	—
Jerry Schretter	—	—	—	—	—	—
James E. Vallee	—	—	—	—	—	—
Ray N. Walker, Jr.	—	—	—	—	—	—
Jeffery S. Serota	—	—	—	—	—	—

All directors and executive officers as a group (11 individuals)	2,454,489	8.9%	—	—	2,454,489	8.4%

*	Less than 1%.

(1)	Based on 27,652,068 shares of Presidio Class A Common Stock issued and outstanding as of the Closing Date, following the public share redemptions and the consummation of the PIPE Financing, the Series A Preferred Financing, the Series B Financing and the EQVR Merger.

(2)	Consists of (i) 7,686,960 shares of Presidio Class A Common Stock and (ii) 133,332 shares of Presidio Class A Common Stock underlying Presidio Warrants. Jerry Silvey, Jerome C. Silvey, Jr. and Tyson Taylor directly control the Sponsor as managers of the entity, and each of Jerry Silvey, Jerome C. Silvey, Jr. and Tyson Taylor disclaim any beneficial ownership of such securities except to the extent of their ultimate pecuniary interest. Each of Jerry Silvey, Tyson Taylor and Will Smith has a direct or indirect economic interest in the Sponsor which is approximately 37.65%, 16.41% and 13.09%, respectively, and each of them disclaims any beneficial ownership of any securities held by the Sponsor except to the extent of his ultimate pecuniary interest. The business address of EQV Ventures Sponsor LLC is 1090 Center Drive, Park City, UT 84098.

(3)	EQV Resources Intermediate LLC is controlled by EQV Resource Partners LLC (“EQV Partners”), who is deemed to beneficially own the securities held by EQV Resources Intermediate LLC by virtue of its ownership of EQV Resources Intermediate LLC as the sole member. EQV Partners is managed by a board consisting of five individuals. EQV Partners disclaims beneficial ownership of shares of Presidio Class A Common Stock held by EQV Resources Intermediate LLC except to the extent of its pecuniary interest therein. The business address of EQV Resources Intermediate LLC is 1090 Center Drive, Park City, UT 84098.

(4)	NH Presidio Investments LLC is majority-owned by various investment vehicles that are managed by MS Capital Partners Adviser Inc. and for which MS Energy Partners GP LP serves as general partner. Morgan Stanley is the ultimate parent of MS Capital Partners Adviser Inc. and MS Energy Partners GP LP. The business address of NH Presidio Investments LLC is 1633 Broadway New York, NY 10019.

(5)	The business address of each of the following individuals is 500 W. 7th Street, Suite 1500, Fort Worth, Texas 76102.

(6)	Does not include any shares indirectly owned by this individual as a result of his role as a manager of the Sponsor or direct or indirect economic interest in the Sponsor, as applicable.

Directors and Executive Officers

Following the Closing, (i) Messrs. Schretter, Vallee and Walker, Jr. were appointed to serve as Class I directors with a term expiring at the Company’s 2027 annual meeting of stockholders, (ii) Messrs. Hammack, Serota and Taylor were appointed to serve as Class II directors with a term expiring at the Company’s 2028 annual meeting of stockholders, and (iii) Messrs. Herz, Silvey and Ulrich were appointed to serve as Class III directors with a term expiring at the Company’s 2029 annual meeting of stockholders, in each case, effective immediately in connection with the consummation of the Business Combination.

Mr. Ulrich has been appointed by the board of directors of the Company (the “Board”) to serve as its chairperson.

On February 27, 2026, effective upon the Closing, the following persons were appointed to be executive officers of the Company as set forth below:

Name	Position
William Ulrich	Chairman and Co-Chief Executive Officer
Chris Hammack	Co-Chief Executive Officer
John Brawley	Executive Vice President and Chief Financial Officer
Brett Barnes	Executive Vice President and General Counsel

Information with respect to the Company’s directors and executive officers after the Closing, including biographical information regarding these individuals, is set forth in the Proxy Statement/Prospectus in the section titled “Management of Presidio Following the Business Combination” beginning on page 302, which information is incorporated herein by reference.

Committees of the Board of Directors

The standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). Each of the committees reports to the Board.

Effective as of the Closing Date, the Board appointed each of Messrs. Herz, Schretter and Walker, Jr. to serve as members of the Audit Committee of the Board, with Mr. Schretter serving as its chairperson; Messrs. Herz, Serota and Vallee to serve as members of the Compensation Committee of the Board, with Mr. Herz serving as its chairperson; and Messrs. Serota, Vallee and Walker, Jr. to serve as members of the Nominating and Corporate Governance Committee of the Board, with Mr. Serota serving as its chairperson.

The Board affirmatively determined that each of the members of the Audit Committee meets the criteria for independence set forth in Exchange Act Rule 10A-3(b)(1) and NYSE Listing Manual Section 303A.02 and is financially literate. The Board further determined that Mr. Schretter qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Additional information with respect to the composition of the committees of the Board immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Management of Presidio Following the Business Combination—Committees of the Presidio Board” beginning on page 306, and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of PIH (before the consummation of the Business Combination) and the Company (after the consummation of the Business Combination) is described in the Proxy Statement/Prospectus in the section titled “Presidio’s Executive Officer and Director Compensation” beginning on page 292 and under Item 5.02 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Director Compensation

A description of the compensation of the members of the board of directors of PIH is described in the Proxy Statement/Prospectus in the section titled “Presidio’s Executive Officer and Director Compensation” beginning on page 292, which information is incorporated herein by reference. A description of the compensation of the Board after the consummation of the Business Combination is set forth under Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships and Related Transactions

The information set forth in the section of the Proxy Statement/Prospectus titled “Certain Relationships and Related Person Transactions” beginning on page 311 and the information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Director Independence

The NYSE listing standards require that a majority of the members of the Board be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). The Board undertook a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that each of Messrs. Herz, Schretter, Serota, Vallee and Walker, Jr. can be considered an “independent director” as defined in the NYSE listing standards and applicable SEC rules.

Additional information with respect to the independence of the directors of the Company following the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Management of Presidio Following the Business Combination—Director Independence” beginning on page 305, and that information is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings is set forth in the section of the Proxy Statement/Prospectus titled “Information About PIH—Legal Proceedings” on page 252 which information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company’s securities are described in the Proxy Statement/Prospectus in the section titled “Description of Presidio Securities” beginning on page 316, and that information is incorporated herein by reference.

Following the Closing, on March 5, 2026, the Presidio Class A Common Stock and Presidio Warrants were listed on the NYSE under the symbols “FTW” and “FTW WS,” respectively, after EQV transferred both ticker symbols to the Company.

As of the Closing Date, there were approximately 25 holders of record of Presidio Class A Common Stock and 4 holders of record of Presidio Warrants. Such holder numbers do not include The Depository Trust Company participants or beneficial owners holding shares of Presidio Class A Common Stock or Presidio Warrants through banks, brokers, other financial institutions or other nominees.

The Company has not paid any cash dividends on shares of Presidio Class A Common Stock to date, but the Company currently expects to begin paying a dividend from available funds and future earnings on the Presidio Class A Common Stock following the Closing, at the discretion of the Presidio Board and subject to compliance with contractual restrictions and covenants in the agreements governing our current and future indebtedness.

The Series A Preferred Shares will accrue cumulative quarterly dividends on the then-current investment amount at a rate of 12.0% per annum from and including the original issuance date to, but excluding, the third anniversary of the Closing (the “Step Up Date”). On and after the Step Up Date, the dividend rate will increase on a quarterly basis by 0.25% per annum until the rate reaches 16.0% per annum. Prior to the fifth anniversary of the Closing, dividends will be payable in cash at a rate of at least 8.0% per annum, with the remainder payable, at the Company’s option, in cash or in kind in additional Series A Preferred Shares. After the fifth anniversary of the Closing, all dividends will be payable in cash until all Series A Preferred Shares have been redeemed. Dividends will be payable quarterly in arrears on February 28, May 31, August 31 and November 30 of each year and will compound on a quarterly basis. The dividend rate will increase by 2.0% per annum if Presidio fails to pay a required cash dividend before the Step Up Date or upon the occurrence and during the continuance of certain trigger events, and will remain at such increased rate until the relevant event is cured.

The Series B Preferred Shares shall entitle the holder thereof to receive, when, as and if declared by the Board, and as otherwise provided in the Amended and Restated Certificate of Incorporation of Presidio Production Company (the “Certificate of Incorporation”), out of funds legally available therefor, dividends. If Presidio shall declare, pay or set apart any dividend or other distribution on the Presidio Class A Common Stock, it shall simultaneously declare, pay and/or set apart for payment or distribution for each share of Series B Preferred Stock, a dividend and/or distribution in an amount equal to the amount the holder of the Series B Preferred Stock would be entitled to receive if the holder had converted the Series B Preferred Stock into Presidio Class A Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Presidio Class A Common Stock on the record date for such dividends and distributions, concurrently with the dividend or distribution to the holders of Presidio Class A Common Stock.

The foregoing description of the Series A Preferred Shares and Series B Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the full texts of the Series A Certificate of Designation and the Series B Certificate of Designation, copies of which are filed as Exhibits 3.4 and 3.5, respectively, and are incorporated herein by reference.

Recent Sales of Unregistered Securities

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

Description of the Company’s Securities

Information regarding the Presidio Class A Common Stock and the Presidio Warrants is included in the section of the Proxy Statement/Prospectus titled “Description of Presidio Securities” beginning on page 316, which information is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Report under the section entitled “Indemnification Agreements” is incorporated herein by reference.

Information about the indemnification of the Company’s directors and officers is set forth in the section of the Proxy Statement/Prospectus titled “Description of Presidio Securities—Limitations on Liability and Indemnification of Officers and Directors” on page 326, which information is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth in Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth in Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K in the section titled “Secured Revolving Credit Facility” is incorporated in this Item 2.03 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 5, 2026, EQV provided written notice to the NYSE of its intention to (i) voluntarily withdraw the listing of the Class A Shares, the EQV Public Warrants and the EQV Public Units from the NYSE and (ii) transfer the ticker symbols “FTW” and “FTW WS” to the Company. Upon the Domestication, all of the outstanding EQV Public Units listed on the NYSE under the symbol “FTW U” separated into their component securities and, as a result, the Public Units no longer trade as an independent security. The Presidio Class A Common Stock and the Presidio Warrants began trading on the NYSE under the symbols “FTW” and “FTW WS,” respectively, on March 5, 2026.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Presidio Securities” beginning on page 316, and the information with respect to the Presidio Class A Common Stock, Presidio Warrants, the Series A Preferred Shares and the Series B Preferred Shares set forth in the “Introductory Note” above are incorporated by reference into this Item 3.02. The Series A Preferred Shares and Series B Preferred Shares have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, in connection with the consummation of the Business Combination, the Company filed the Certificate of Incorporation with the Secretary of State of the State of Delaware and amended and restated the Company’s bylaws (the “Bylaws”). The material terms of the Certificate of Incorporation and the Bylaws and the general effect upon the rights of holders of the Company’s capital stock are set forth in the Proxy Statement/Prospectus under the sections titled “Governing Documents Proposal”, “Governing Documents Advisory Proposals” and “Description of Presidio Securities” beginning on pages 143, 145 and 316 of the Proxy Statement/Prospectus, respectively, which are incorporated herein by reference.

In connection with the consummation of the Business Combination, on March 4, 2026, the Company filed the Series A Certificate of Designation with the Secretary of State of Delaware, establishing the designations, preferences, limitations and rights of the Series A Preferred Shares. The information with respect to the Series A Certificate of Designation set forth in the “Introductory Note” above and in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the consummation of the Business Combination, on March 4, 2026, the Company filed the Series B Certificate of Designation with the Secretary of State of Delaware, establishing the designations, preferences, limitations and rights of the Series B Preferred Shares. The information with respect to the Series B Certificate of Designation set forth in the “Introductory Note” above and in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

The foregoing description of the Certificate of Incorporation, Bylaws, Series A Certificate of Designation and Series B Certificate of Designation does not purport to be complete and is qualified in its entirety by the terms of the Certificate of Incorporation, Bylaws, Series A Certificate of Designation and Series B Certificate of Designation, which are attached hereto as Exhibits 3.1, 3.2, 3.4 and 3.5, respectively, and are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On the Closing Date, in connection with the consummation of the Business Combination, the audit committee of the Company’s board of directors approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for its 2026 fiscal year. Grant Thornton served as the independent registered public accounting firm of PIH prior to the Business Combination. Accordingly, WithumSmith+Brown, PC, EQV’s independent registered public accounting firm prior to the Business Combination (“Withum”), was dismissed as of the date of the issuance of EQV’s financial statements for the fiscal year ending December 31, 2025.

There were no “disagreements” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference thereto in its report on Withum’s pre-merger financial statements for such periods. There have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated March 9, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of the Registrant.

The information set forth in the “Introductory Note” above and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding the Company’s directors and executive officers set forth under the heading “Directors and Executive Officers” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The information set forth in the section of the Proxy Statement/Prospectus titled “Certain Relationships and Related Person Transactions” beginning on page 311 is also incorporated herein by reference.

Equity Incentive Plan

On the Closing Date, the Presidio Production Company 2026 Equity Incentive Plan (the “Incentive Plan”) became effective. The Incentive Plan will provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock awards and cash awards. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the Incentive Plan, 4,640,654 shares of Presidio Class A Common Stock will initially be reserved for issuance pursuant to awards under the Incentive Plan. The number of shares available for issuance under the Incentive Plan will be subject to an automatic annual increase on the first day of each calendar year beginning January 1, 2027, and ending and including January 1, 2036, equal to 5% of the total number of shares of Presidio Class A Common Stock outstanding on the last day of the preceding fiscal year. The Incentive Plan was approved by the shareholders of EQV at the extraordinary general meeting held on February 27, 2026, and prior to that, EQV’s board of directors approved the Incentive Plan, subject to the approval by EQV’s shareholders at the extraordinary general meeting and subject to, and conditioned upon, the consummation of the Business Combination. A summary of the Incentive Plan is included in the section entitled “Incentive Plan Proposal” beginning on page 153 of the Proxy Statement/Prospectus, which information is incorporated herein by reference, and such summary is qualified in all respects by the full text of the Incentive Plan, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Compensation Recovery Policy

On March 4, 2026, the board of directors of the Company considered and approved an executive compensation recovery plan (the “Clawback Policy”) which is applicable to our current and future former executive officers in compliance with the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act as implemented by SEC rules and regulations and applicable listing standards. The Clawback Policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement.

The foregoing description of the Clawback Policy is qualified in its entirety by the full text of the Clawback Policy, a copy of which is filed as Exhibit 10.9 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Business Combination, on March 4, 2026, the Board approved and adopted a new code of business conduct and ethics that applies to all of its directors, executive officers and other employees (the “Code of Ethics”). The foregoing description of the Code of Ethics is qualified in its entirety by the full text of the Code of Ethics, which is available on the Company’s website at https://bypresidio.com/investors.

Item 5.06 Change in Shell Company Status.

As a result of the Business Combination, the Company ceased to be a shell company upon the Closing.

The disclosure set forth in the “Introductory Note” above is incorporated by reference into this Item 5.06. In addition, the material terms of the Business Combination are described in greater detail in the section of the Proxy Statement/Prospectus titled “The Business Combination Proposal—The Business Combination Agreement” beginning on page 92, which information is incorporated herein by reference.

Item 8.01 Other Events.

On March 5, 2026, EQV and PIH issued a press release announcing, among other things, the Closing of the Business Combination and the transactions related thereto. A copy of the press release is attached hereto as Exhibit 99.13 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The audited consolidated financial statements of PIH as of and for the years ended December 31, 2025 and 2024 and the related notes are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

The audited consolidated financial statements of EQV as of and for the years ended December 31, 2025 and 2024 and the related notes are filed herewith as Exhibit 99.5 and are incorporated herein by reference.

The audited financial statements of EQVR as of and for the years ended December 31, 2025 and 2024 and the related notes are filed herewith as Exhibit 99.7 and are incorporated herein by reference.

The audited consolidated financial statements of Presidio Production Company as of December 31, 2025 and for the period from July 30, 2025 (Inception) through December 31, 2025 and the related notes are filed herewith as Exhibit 99.10 and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the year ended December 31, 2025 is filed as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
2.1+	Business Combination Agreement, dated August 5, 2025, by and among EQV Ventures Acquisition Corp., Prometheus PubCo Inc., Prometheus PubCo Merger Sub Inc., Prometheus Holdings LLC, Prometheus Merger Sub LLC and Presidio Investment Holdings LLC (incorporated by reference to Exhibit 2.1 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
3.1	Amended and Restated Certificate of Incorporation of Presidio Production Company (incorporated by reference to Exhibit 3.1 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
3.2	Amended and Restated Bylaws of Presidio Production Company (incorporated by reference to Exhibit 3.2 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
3.3	Amended and Restated Limited Liability Company Agreement of Prometheus Holdings LLC (incorporated by reference to Exhibit 3.3 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series A Perpetual Preferred Stock (incorporated by reference to Exhibit 3.4 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
3.5	Certificate of Designation of Preferences, Rights and Limitations of Series B Perpetual Participating Convertible Preferred Stock (incorporated by reference to Exhibit 3.5 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
4.1	Warrant Agreement, dated August 6, 2024, between EQV Ventures Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 8, 2024).
4.2	Assignment, Assumption and Amendment Agreement, by and among Presidio Production Company, EQV Ventures Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
10.1+	Agreement and Plan of Merger, dated August 5, 2025, by and among EQV Ventures Acquisition Corp., Prometheus PubCo Inc., EQVR Merger Sub LLC, EQV Resources Intermediate LLC, EQV Resources LLC and Presidio Investment Holdings LLC (incorporated by reference to Exhibit 10.6 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.2	Form of Subscription Agreement, by and between EQV Ventures Acquisition Corp. and the subscribers named therein (incorporated by reference to Exhibit 10.2 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.3	Securities Purchase Agreement, dated August 5, 2025, by and among EQV Ventures Acquisition Corp., the Company and Presidio Investment Holdings LLC and the purchasers set forth therein (including the form of Series A Preferred Investor Warrant) (incorporated by reference to Exhibit 10.3 to the EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.4	Series A Preferred Stockholders’ Agreement, dated March 4, 2026, by and between the Company and certain Series A Preferred Investors (incorporated by reference to Exhibit 10.4 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
10.5	Registration and Stockholders’ Rights Agreement, dated March 4, 2026, by and among EQV Ventures Acquisition Corp., EQV Resources Intermediate LLC, EQV Ventures Sponsor LLC, certain holders of Presidio Investment Holdings LLC, certain members of the Presidio Production Company’s management, Prometheus Holdings LLC, and Presidio Production Company (incorporated by reference to Exhibit 10.5 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
10.6	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
10.7	Presidio Production Company’s 2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
10.8	Clawback Policy of Presidio Production Company (incorporated by reference to Exhibit 10.8 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
10.9	Sponsor Letter Agreement dated August 5, 2025, by and among EQV Ventures Acquisition Corp., EQV Ventures Sponsor LLC, Prometheus Holdings LLC, Presidio Investment Holdings LLC and certain individuals set forth therein (incorporated by reference to Exhibit 10.1 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.10	Form of Rollover Agreement, by and among EQV, the Company, EQV Holdings, PIH and certain individuals set forth therein (Rollover Members) (incorporated by reference to Exhibit 10.7 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).

10.11	Form of Rollover Agreement, by and among EQV, Presidio, EQV Holdings, PIH and certain individuals set forth therein (Rollover Investors) (incorporated by reference to Exhibit 10.8 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.12	Form of Securities Contribution and Transfer Agreement, by and among EQV Ventures Acquisition Corp., Prometheus PubCo Inc., EQV Ventures Sponsor LLC, and the certain individuals set forth therein (PIPE Investors) (incorporated by reference to Exhibit 10.4 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.13	Form of Securities Contribution and Transfer Agreement, by and among EQV Ventures Acquisition Corp., Prometheus PubCo Inc., EQV Ventures Sponsor LLC and the certain individuals set forth therein (PIH Rollover Members) (incorporated by reference to Exhibit 10.5 to EQV Venture Acquisition Corp.’s Current Report on Form 8-K/A (File No. 001-42207) filed with the SEC on August 11, 2025).
10.14	Non-Redemption Agreement, dated February 23, 2026, by and among EQV Ventures Acquisition Corp., EQV Ventures Sponsor LLC and Fort Baker Capital Management LP. (incorporated by reference to Exhibit 10.1 to EQV Ventures Acquisition Corp.’s Current Report on Form 8-K (File No. 001-42207) filed with the SEC on February 24, 2026).
10.15	Securities Purchase Agreement dated February 23, 2026, by and among EQV Ventures Acquisition Corp., Presidio PubCo Inc., Presidio Investment Holdings LLC and Adage Capital Partners, L.P. (incorporated by reference to Exhibit 10.2 to EQV Ventures Acquisition Corp.’s Current Report on Form 8-K (File No. 001-42207) filed with the SEC on February 24, 2026).
10.16+	Credit Agreement, dated as of March 4, 2026, among Presidio Borrower LLC, Citizens Bank, N.A. and the Lenders party hereto (incorporated by reference to Exhibit 10.16 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated March 9, 2026 (incorporated by reference to Exhibit 16.1 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
21.1	List of Subsidiaries of Presidio Production Company (incorporated by reference to Exhibit 21.1 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.1	Unaudited Pro Forma Condensed Combined Financial Statements of Presidio Production Company and its subsidiaries as of and for the year ended December 31, 2025.
99.2	Audited Consolidated Financial Statements of Presidio Investment Holdings LLC as of and for the years ended December 31, 2025 and 2024 (incorporated by reference to Exhibit 99.2 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.3	Management’s Discussion and Analysis of Financial Condition and Results of Operations for Presidio Investment Holdings LLC for the years ended December 31, 2025 and December 31, 2024 (incorporated by reference to Exhibit 99.3 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.4	Information About PIH (incorporated by reference to Exhibit 99.4 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.5	Audited Consolidated Financial Statements of EQV Ventures Acquisition Corp. as of and for the years ended December 31, 2025 and 2024 (incorporated by reference to Exhibit 99.5 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.6	Management’s Discussion and Analysis of Financial Condition and Results of Operations for EQV Ventures Acquisition Corp. for the years ended December 31, 2025 and December 31, 2024 (incorporated by reference to Exhibit 99.6 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.7	Audited Financial Statements of EQV Resources LLC as of and for the years ended December 31, 2025 and 2024 (incorporated by reference to Exhibit 99.7 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.8	Management’s Discussion and Analysis of Financial Condition and Results of Operations for EQV Resources LLC for the years ended December 31, 2025 and December 31, 2024 (incorporated by reference to Exhibit 99.8 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.9	Information About EQVR (incorporated by reference to Exhibit 99.9 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.10	Audited Consolidated Financial Statements of Presidio Production Company as of December 31, 2025 and for the period from July 30, 2025 (Inception) through December 31, 2025 (incorporated by reference to Exhibit 99.10 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.11	Reserve Report of Cawley, Gillespie & Associates, Inc. relating to PIH (incorporated by reference to Exhibit 99.11 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.12	Reserve Report of Cawley, Gillespie & Associates, Inc. relating to EQVR (incorporated by reference to Exhibit 99.12 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
99.13	Press Release dated March 5, 2026 (incorporated by reference to Exhibit 99.13 to Presidio Production Company’s Current Report on Form 8-K (File No. 001-43179) filed with the SEC on March 9, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain schedules or similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2026

PRESIDIO PRODUCTION COMPANY

By:	/s/ Brett Barnes
Name:	Brett Barnes
Title:	Executive Vice President and General Counsel